UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          February 14, 2006

AMES TRUE TEMPER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Railroad Avenue, Camp Hill,
Pennsylvania 17011
(Address of Principal Executive
Offices, including Zip Code)

(717) 737-1500

(Registrant's telephone number,
including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

David M. Nuti, 46, has been appointed to the position of Chief Financial Officer of Ames True Temper, Inc., effective March 1, 2006.

Mr. Nuti most recently served as CFO and Senior Vice President, Administration for Rubicon Technology in Franklin Park, Illinois, since 2004. From 2002 to 2004, Mr. Nuti was CFO and Vice President, Operations at Third Wave Technologies, Inc., a NASDAQ traded public company located in Madison, Wisconsin. From 2000 to 2002 Mr. Nuti was Vice President Corporate Controller at Fiskars where he was responsible for global cost and budget management for all 14 European and 11 North American facilities. From 1991 to 1999, Mr. Nuti was with Rubbermaid, Inc. in various senior financial and operational roles including Vice President Finance, Global Manufacturing and Distribution Operations. Mr. Nuti began his career with Container Corporation of America and Anchor Hocking Packaging Company and holds an MBA from Lewis University.

For further information, see the press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

99.1 Press Release issued on February 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)
Date: February 16, 2006	By: /s/ Richard C. Dell Richard C. Dell (Principal Executive Officer)